UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 30, 2003 (September 30, 2003)
(Date of Report (Date of Earliest Event Reported))

PHH Corporation
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-7797 (Commission File No.)	52-0551284 (I.R.S. Employer Identification Number)

1 Campus Drive Parsippany, NJ (Address of principal executive office)	07054 (Zip Code)

(973) 428-9700 (Registrant's telephone number, including area code)

None (Former name or former address, if changed since last report)

Item 5.    Other Events

        Except as expressly indicated or unless the context otherwise requires, “PHH”, “we”, “our”, or “us” means PHH Corporation, a Maryland corporation, and its subsidiaries.

        Our chief financial officer and treasurer, Duncan Cocroft, will retire at the end of this year and will become an advisor and consultant to PHH. In connection with Mr. Cocroft’s retirement, effective September 30, 2003, David Wyshner, formerly responsible for financial planning, budgeting, capital planning and acquisition integration planning for Cendant Corporation, our parent company, became chief financial officer and treasurer and Ronald L. Nelson, Cendant’s chief financial officer, was appointed a Director of PHH, replacing Mr. Cocroft.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION
	By:	/s/ ERIC J. BOCK Eric J. Bock Executive Vice President -- Law and Corporate Secretary

Date: September 30, 2003